                                                         Exhibit 1.1 (1)


             GREEN TREE FINANCIAL CORPORATION, SELLER AND SERVICER
                       HOME IMPROVEMENT LOAN TRUST 1994-A
                    CERTIFICATES FOR HOME IMPROVEMENT LOANS


                             UNDERWRITING AGREEMENT
                             ----------------------


                                                            March __, 1994



MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
 INCORPORATED
North Tower
World Financial Center
New York, New York  10281

Dear Sirs:

     Introductory.  Green Tree Financial Corporation, a Minnesota corporation
     ------------
(the "Company"), has duly authorized the creation of Home Improvement Loan Trust 1994-A (the "Trust") pursuant to a Pooling and Servicing Agreement, dated as of March 1, 1994 (the "Pooling and Servicing Agreement"), between the Company, as seller and servicer, and First Trust National Association, as trustee (the "Trustee"), and has duly authorized the issuance and sale of $_____________ (approximate) aggregate principal amount of Certificates for Home Improvement Loans (the "Certificates") to be underwritten pursuant to this Agreement by Merrill Lynch, Pierce, Fenner & Smith Incorporated (hereinafter "you" or the "Underwriter").

     The Certificates, in the aggregate, will represent the entire undivided interest in the Trust. The Trust property will consist primarily of a pool of conventional and Federal Housing Administration ("FHA") - insured home improvement retail installment contracts and promissory notes (the "Contracts"), including all rights to receive payments due on such Contracts on and after March 1, 1994 (the "Cut-off Date"), liens on certain of the related real estate, all rights under the related FHA insurance with respect to the Contracts that are insured by the FHA, amounts held for the Trust in the Collection Account, the right to demand payments from the Cash Collateral Account and rights under the Limited Guaranty.

     In addition, the Company, as seller and servicer, The Daiwa Bank, Limited, as cash collateral depositor (the "Cash Collateral Depositor"), and First Bank National Association as cash collateral trustee (the "Cash Collateral Trustee") shall enter into a trust agreement, dated as of March 1, 1994 (the "Cash Collateral Trust Agreement"), pursuant to which the cash collateral trust 1994-A (the "Cash Collateral Trust 1994-A") shall be formed. The Company, as seller and servicer, the Cash Collateral Trustee on behalf of the Cash Collateral Trust 1994-A and the Cash Collateral Depositor will enter into a loan agreement (the "Loan Agreement") pursuant to which the Cash Collateral Depositor will deposit $___________ (the "Initial Cash Collateral Amount") into an account (the "Cash Collateral Account") which account shall be held by the Cash Collateral Trustee on behalf of the Cash Collateral Trust 1994-A. The Cash Collateral Trustee shall cause the Cash Collateral Trust 1994-A to issue a guaranty in favor of the Trustee for the benefit of the Certificateholders (the "Cash Collateral Guaranty").

     The Certificates are more fully described in a Registration Statement which the Company has furnished to you. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

     SECTION 1.  Representations and Warranties.  The Company represents and
                 ------------------------------
warrants to you as of the date hereof as follows:

          (1) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-52177, the "Registration Statement"), relating to the Certificates, and has filed, and proposes to file, such amendments thereto as may have been required to the date hereof pursuant to the Securities Act of 1933 (the "1933 Act") and the rules of the Commission thereunder (the "Regulations"). Such Registration Statement, as amended at the time when it becomes effective under the 1933 Act (the "Effective Date"), and the prospectus relating to the sale of Certificates by the Company constituting a part thereof, as from time to time each is amended or supplemented pursuant to the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively. The Company will next file with the Commission either (i) prior to effectiveness of such Registration Statement, a further amendment thereto (including the form of final prospectus) or (ii) after effectiveness of such Registration Statement, a final prospectus in accordance with Rules 430A and 424(b)(1) or (4). In the case of clause
     (ii) above, the Company has included in such Registration Statement, as amended at the Effective Date, all information (other than that information omitted pursuant to Rule 430A (the "Rule 430A Information")) required by the 1933 Act and the Regulations to be included in the Prospectus with respect to the Certificates and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, as the case may be, shall include all Rule 430A Information together with all other such required information with respect to the Certificates and the offering thereof and, except to the extent you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date hereof or, to the extent not completed at the date hereof, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary Prospectus) as the Company has advised you, prior to the date hereof, will be included or made therein.

          (2) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined below), the Prospectus (and any supplements thereto) will, comply in all material respects with the requirements of the 1933 Act and the Regulations. The Registration Statement on the Effective Date did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date (as defined below), the Prospectus (together with any supplement thereto) will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by you expressly for use in the Registration Statement or Prospectus. The conditions to the use by the Company of a Registration Statement on Form S-3 under the 1933 Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement, as applicable, and the Prospectus. There are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the Regulations which have not been so filed.

          (3) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and as described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 and Form 10-Q for quarter ended December 31, 1993, filed with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, and to enter into and perform its obligations under this Agreement and the Pooling and Servicing Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the ownership or lease of its properties or the conduct of its business requires such qualification. The Company has conducted and is conducting its origination and servicing of home improvement retail installment contracts so as to comply in all respects with all applicable statutes and regulations, including, without limitation, applicable FHA regulations, usury, consumer loan, truth-in-lending and equal credit opportunity laws, and there is no charge, investigation, action, suit or proceeding involving the Company before or by any court pending or threatened that would adversely affect the performance by the Company of this Agreement or the Pooling and Servicing Agreement or the consummation of the transactions contemplated hereunder or thereunder.

          (4) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota with full corporate power and authority to own its properties and conduct its business, as currently conducted by it and as described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 and Form 10-Q for quarter ended December 31, 1993, filed with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934. The Company has full corporate power and authority to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement and the Certificates. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of the Company and its subsidiaries, considered as a whole, the enforceability of the Contracts or the performance of the Company's obligations under the Pooling and Servicing Agreement.

          (5) The Company is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, which default might result in any material adverse change in the financial condition, earnings, affairs or business of the Company or which might materially and adversely affect the properties or assets thereof.

          (6) The execution and delivery by the Company of this Agreement and the Pooling and Servicing Agreement are within the corporate power of the Company and have been duly authorized by all necessary corporate action on the part of the Company; and neither the issuance and sale of the Certificates to you, nor the execution and delivery by the Company of this Agreement and the Pooling and Servicing Agreement, nor the consummation by the Company of the transactions herein or therein contemplated, nor compliance by the Company with the provisions hereof or thereof, will materially conflict with or result in a material breach of, or constitute a material default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Company or its properties or the certificate of incorporation or by-laws of the Company, or any of the provisions of any indenture, mortgage, contract or other instrument to which the Company is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

          (7) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject (i) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (ii) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (iii) as to enforceability with respect to rights of indemnity thereunder, to limitations of public policy under applicable securities laws.

          (8) The Pooling and Servicing Agreement, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by the Company, and will constitute when so executed and delivered, a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject (i) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and (ii) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The descriptions of the Pooling and Servicing Agreement in the Registration Statement, as amended at the time when it becomes effective, and in the Prospectus conform in all material respects with the terms thereof. As of the Closing Date, the Pooling and Servicing Agreement will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

          (9) As of the Closing Date (as defined below), the Certificates will have been duly and validly authorized by the Company, and, when executed and authenticated as specified in the Pooling and Servicing Agreement, will be validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement. The descriptions of the Certificates in the Registration Statement and the Prospectus, conform or will conform as of such dates in all material respects with the terms thereof, and the Certificates will be duly and validly authorized and, when duly and validly executed by the Trustee in accordance with the Pooling and Servicing Agreement and delivered to you as provided herein, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

          (10) No filing or registration with, notice to, or consent, approval, authorization or order of, any court or governmental authority or agency is required for the consum-mation by the Company of the transactions contemplated by this Agreement or the Pooling and Servicing Agreement, except such as may be required under the 1933 Act, the Regulations, or state securities or Blue Sky laws.

          (11) The Company possesses all material licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Prospectus and the Company has received no notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of the Company.

          (12) As of the Closing Date (as defined below), the Contracts constituting a portion of the Trust will have been duly and validly assigned to the Trustee in accordance with the Pooling and Servicing Agreement; and when such assignment is effected, a duly and validly perfected transfer of all such Contracts subject to no prior lien, mortgage, security interest, pledge, charge or other encumbrance created by the Company will have occurred.

          (13) As of the Closing Date, each of the Contracts will meet the eligibility criteria described in the Prospectus.

          (14) The Company shall provide you with (a) all monthly statements provided the Trustee relating to the Contracts, (b) all servicing reports relating to the Contracts, (c) all documents required to be distributed to holders of the Certificates, and (d) the Annual Report of Accountants required by Section 6.04 of the Pooling and Servicing Agreement.

          (15) Neither the Company nor the Trust will be subject to registration as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

          (16) The Certificates, the Pooling and Servicing Agreement, the Cash Collateral Account and any standard hazard insurance policies, Limited Guaranty conform in all material respects to the descriptions thereof contained in the Prospectus.

          (17) At the Closing Date, the Certificates shall have received the certificate rating or ratings specified in the Prospectus.

          (18) At the Closing Date, each of the representations and warranties of the Company set forth in the Pooling and Servicing Agreement will be true and correct.

          (19) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling and Servicing Agreement and the Certificates have been or will be paid at or prior to the Closing Date.

          (20) As of the Closing Date, the Limited Guaranty will have been duly and validly authorized, executed and delivered by, and will constitute a legal, valid and binding obligation of, the provider of such Limited Guaranty, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     Any certificate signed by an officer of the Company and delivered to you or your counsel in connection with an offering of Certificates shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to you.



     The Company believes that it is justified in relying on any of the representations, opinions and certificates relied upon by the Company or furnished to you or your counsel as described above.

     SECTION 2.  Purchase and Sale.  On the basis of the representations,
                 -----------------
warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to you, and you agree to purchase from the Company in immediately available funds, on the Closing Date (as defined below) and at such price as shall be mutually agreed upon by the Company and you as specified in a confirmation letter substantially in the form of Exhibit A hereto, $_____________ aggregate principal amount of the Certificates.

     Payment of the purchase price for, and delivery of, the Certificates shall be made at the office of Dorsey & Whitney, 220 South Sixth Street, Minneapolis, Minnesota 55402, or at such other place as shall be agreed upon by you and the Company, at such time or date as shall be agreed upon by you and the Company (such time and date being referred to as the "Closing Date"). Payment shall be made to the Company, at the option of the Company, either (a) by certified or official bank check or checks in New York Clearing House or similar next day funds payable to the order of the Company, or (b) in immediately available Federal funds wired to such bank as may be designated by the Company; provided, however, that if payment is made in immediately available Federal funds, the Company shall simultaneously reimburse you for the cost to you of such funds, based on your cost of borrowing such funds for one day at your most favorable commercial paper rate on the Closing Date. Such Certificates shall be in such denominations and registered in such names as you may request in writing at least two business days prior to the Closing Date. Such Certificates, which may be in temporary form, will be made available for examination and packaging by you no later than 12:00 noon on the first business day prior to the applicable Closing Date.

     SECTION 3.  Covenants of the Company.  The Company covenants with you as
                 ------------------------
follows:

          (a) The Company will prepare a Prospectus setting forth the principal amount of Certificates covered thereby, the price at which the Certificates are to be purchased by you from the Trust, either the initial public offering price or prices or the method by which the price or prices by which the Certificates are to be sold will be determined, the selling concession(s) and reallowance(s), if any, any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Certificates. The Company will promptly transmit copies of the Prospectus to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to you as many copies of the Prospectus as you shall reasonably request.

          (b) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Certificates by you, any event shall occur or condition exist as a result of which it is necessary, in the opinion of your counsel, counsel for the Company, or otherwise, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of circumstances existing at the time it is delivered to a purchaser, not misleading or if it shall be necessary, in the opinion of any such counsel or otherwise, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the Regulations thereunder, the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements, and within two business days will furnish to you as many copies of the Prospectus, as so amended or supplemented, as you shall reasonably request.

          (c) The Company will give you reasonable notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act or otherwise, will furnish you with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which you or your counsel shall object.

          (d) The Company will notify you immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document, other than quarterly and annual reports to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or any Prospectus Supplement, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (e) The Company will deliver to you as many signed and as many conformed copies of the Registration Statement (as ordinarily filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request.

          (f) The Company will endeavor, in cooperation with you, to qualify the Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate, and will maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Certificates. The Company will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Certificates have been qualified as above provided.

          (g) The Company will not, without your prior consent, publicly offer or sell any other pass-through certificates for a period of 30 days from the Closing Date.

          (h) On or before the Closing Date, the Company shall mark the computer records relating to the Contracts to show the Trust's ownership of the Contracts, and from and after the Closing Date the Company shall not take any action inconsistent with the Trust's ownership of such Contracts except as permitted by the Pooling and Servicing Agreement in connection with servicing the Contracts.

          (i) The Company agrees that any person designated by you may consult with the proper officials of the Company (including, without limitation, officials in charge of servicing the Contracts) at such times and as often as you may reasonably request regarding the information required to be furnished pursuant to Section 6.01 of the Pooling and Servicing Agreement or regarding the performance of the Company's covenants and agreements contained in this Agreement or the Pooling and Servicing Agreement.

          (j) The Company shall furnish or make available to you or your counsel such additional documents and information regarding the Company and its affairs as you may from time to time reasonably request, including any and all documentation reasonably requested in connection with your due diligence efforts regarding information in the Registration Statement and the Prospectus and in order to evidence the accuracy or completeness of any of the conditions contained in this Agreement; and all actions taken by the Company to authorize the sale of the Certificates shall be reasonably satisfactory in form and substance to you.

     SECTION 4.  Conditions of Underwriter's Obligations.  Your obligations to
                 ---------------------------------------
purchase and pay for the Certificates shall be subject to the accuracy on the Closing Date of the representations and warranties on the part of the Company herein, to the accuracy on the Closing Date of the statements of officers of the Company made pursuant to the provisions hereof, to the performance on or prior to the Closing Date by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) On the Closing Date (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued or proceedings therefor initiated or threatened by the Commission, (ii) the Certificates shall have received the rating or ratings specified in the Prospectus, (iii) the Certificates shall not have received, on or prior to the Closing Date, a rating assigned by a nationally recognized statistical rating agency other than Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. ("S&P"), that is lower than the rating assigned to the Certificates by S&P, and (iv) there shall not have come to your attention any facts that would cause you to believe that the Prospectus contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

          (b) On or prior to the Closing Date, you shall have received a copy of a letter, dated the Closing Date and addressed to you, from KPMG Peat Marwick, certified public accountants, substantially in the form heretofore approved by you and your counsel.

          (c) You shall have received one or more opinion letters, dated the Closing Date, addressed to you and satisfactory in form and substance to you, of Dorsey & Whitney, counsel for the Company, in substantially the forms of Exhibit D to the Pooling & Servicing Agreement and Exhibit B hereto.

          (d) You shall have received a certificate, dated the Closing Date, of the President or any Vice President of the Company, in which such officer to the best of his knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date, as though such representations and warranties had been made on and as of such date,
     (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under the Pooling and Servicing Agreement at or prior to the Closing Date, (iii) the representations and warranties of the Company, as Seller and Servicer, in the Pooling and Servicing Agreement are true and correct as of the date of the Pooling and Servicing Agreement and as of the Closing Date, as though such representations and warranties had been made on and as of such dates,
     (iv) subsequent to the date of the initial filing of the Registration Statement, there has been no material adverse change in the financial position or results of operations of the Company's business except as contemplated by the Registration Statement or as described in such certificate, and (v) nothing has come to such officer's attention that would lead such officer to believe that the Registration Statement, at the time it became effective, or the Prospectus, as of the Closing Date and as of the date of any filing pursuant to Rule 424(b), or any amendment or supplement thereto, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted and are pending or, to his or her knowledge, have been threatened as of the Closing Date; (vii) each person who, as an officer or representative of the Company, signed this Agreement, the Pooling and Servicing Agreement or any other document delivered on or prior to the date hereof in connection with the transactions described herein and therein was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures; (viii) the Company has not beenand will not be a party to any fraud or illegality affecting this Agreement or the Pooling and Servicing Agreement; and (ix) no proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Company are pending or contemplated.


     The Company shall attach to such certificate a true and correct copy of its articles of incorporation and by-laws and a Certificate of Good Standing for the Company issued by the Office of the Secretary of the State of Minnesota, with confirmation of such good standing dated the Closing Date, all of which are in full force and effect on the date of such certificate, and a certified true copy of the resolution of its Board of Directors with respect to the transactions contemplated in this Agreement.


          (e) The Underwriter shall have received from the Trustee a certificate, signed by the President, a senior vice president or a vice president of the Trustee, dated the Closing Date, to the effect that each person who, as an officer or representative of the Trustee, signed the Pooling and Servicing Agreement or any other document delivered on or prior to the Closing Date in connection with the transactions described in the Pooling and Servicing Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such person appearing on such documents are their genuine signatures.

          (f) You shall have received an opinion of counsel to the Trustee, dated the Closing Date, addressed to you and satisfactory in form and substance to you and your counsel, to the effect that:

               (1) The Trustee is a national banking association with trust powers duly organized, validly existing and in good standing under the laws of the United States of America.

               (2) The Pooling and Servicing Agreement has been duly and validly authorized, executed and delivered by the Trustee and, assuming the binding obligations of the Company thereunder, constitutes the valid, legal and binding agreement of the Trustee enforceable against the Trustee in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (3) The Trustee has full power and authority to execute and deliver the Pooling and Servicing Agreement and to perform its obligations thereunder.

               (4) To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened against or affecting the Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if adversely decided, would materially and adversely affect the ability of the Trustee to carry out the transactions contemplated in the Pooling and Servicing Agreement.

               (5) No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body of the jurisdiction of incorporation of the Trustee is required for the execution, delivery or performance by the Trustee of the Pooling and Servicing Agreement.

               (6) The Certificates have been duly executed, authenticated and delivered by the Trustee in the manner contemplated in the Pooling and Servicing Agreement.

     In rendering such opinion, such counsel may rely, as to matters of fact, to the extent deemed proper and stated therein, on certificates of responsible officers of the Trustee or public officials.

          (g) The favorable opinion or opinions, dated as of the Closing Date, of your counsel with respect to the issue and sale of the Certificates, the Registration Statement, this Agreement, the Prospectus and other related matters as you may require.

          (h) You shall have received an opinion of counsel to the Cash Collateral Depositor, dated the Closing Date and satisfactory in form and substance to Underwriter, substantially to the effect that;

              (a) The Cash Collateral Depositor is a corporation duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of organization, and has the power and authority (corporate and other) to enter into the Cash Collateral Trust Agreement and the Loan Agreement and perform its obligations thereunder;

              (b) The execution, delivery and performance by the Cash Collateral Depositor of the Cash Collateral Trust Agreement and the Loan Agreement have been duly authorized by all necessary corporate action on the part of the Cash Collateral Depositor;

              (c) The execution, delivery and performance by the Cash Collateral Depositor of the Cash Collateral Trust Agreement and the Loan Agreement does not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of any national, state or other governmental agency or authority which has not previously been effected;

              (d) Each of the Cash Collateral Trust Agreement and the Loan Agreement has been duly authorized, executed and delivered by the Cash Collateral Depositor and, assuming due authorization, execution and delivery thereof by the Trustee, the Cash Collateral Trustee and the Company, constitutes the legal, valid and binding agreement of the Cash Collateral Depositor, enforceable against the Cash Collateral Depositor in accordance with its terms except (1) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) except as enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) as well as concepts of reasonableness, good faith and fair dealing. The obligations of the Cash Collateral Depositor under the Loan Agreement will rank equally with general deposits and all other unsecured indebtedness outstanding on the Closing Date or thereafter which are not contractually subordinated to the payment of such obligation;

          (i) You shall have received an opinion of counsel to the Cash Collateral Trustee, dated the Closing Date and satisfactory in form and substance to the Underwriter, substantially to the effect that:

               (a) The Cash Collateral Trustee has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the United States of America;

               (b) The Cash Collateral Trustee has full corporate trust power and authority to enter into and perform its obligations under the Loan Agreement, the Cash Collateral Trust Agreement and the Cash Collateral Guaranty;

               (c) Each of the Loan Agreement, the Cash Collateral Trust Agreement and the Cash Collateral Guaranty has been duly authorized, executed and delivered by the Cash Collateral Trustee and constitutes a valid and legally binding agreement of the Cash Collateral Trustee, enforceable against the Cash Collateral Trustee in accordance with its terms, subject, as to enforcement of remedies, (a) to applicable bankruptcy, insolvency, reorganization, and other similar laws affecting the rights of creditors generally, and (b) to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (d) The Cash Collateral Trustee has duly caused the Cash Collateral Trust to issue the Cash Collateral Guaranty in accordance with the terms of the Cash Collateral Trust Agreement;

               (e) No consent, approval or authorization of, or registration, declaration or filing with, or giving of notice to or the taking of any other act with respect to any court or governmental authority, agency or body of the United States of America or of any state governing the trust powers of the Cash Collateral Trustee is required under the existing laws or regulation for the consummation on the part of the Cash Collateral Trustee of any of the transactions contemplated in the Loan Agreement, the Cash Collateral Trust Agreement or the Cash Collateral Guaranty, except such as have been obtained; and

               (f) The execution and delivery of the Loan Agreement, the Cash Collateral Trust Agreement and the Cash Collateral Guaranty, and the performance by the Cash Collateral Trustee of the respective terms thereof do not conflict with or result in a violation of (1) any laws or regulations of the United States of America or of any state governing the trust powers of the Cash Collateral Trustee, (2) the Articles of Incorporation or By-Laws of the Cash Collateral Trustee or (3) any material agreement, instrument, order, writ, judgment or decree known to such counsel to which the Cash Collateral Trustee is a party or is subject.

     In rendering such opinions, counsel to the Cash Collateral Trustee may rely on the opinion of the office of the general counsel to the Cash Collateral Trustee.

          (j) On the Closing Date you shall have received, addressed to you, any additional opinions delivered by counsel pursuant to the request of the Rating Agency or Rating Agencies rating the Certificates.

          (k) On the Closing Date, your counsel shall have been furnished with such documents and opinions as they reasonably may require for the purpose of enabling them to pass upon the issuance and sale of the Certificates as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Certificates as herein contemplated shall be satisfactory in form and substance to you and your counsel.

          (l) You shall have received a copy of a file-stamped copy of the UCC-1 financing statement with respect to the property of the Trust.

          (m) All documents incident hereto and to the Pooling and Servicing Agreement shall be reasonably satisfactory in form and substance to you and your counsel, and the Company shall furnish you and your counsel with such opinions, certificates, letters and documents as you or your counsel shall reasonably request.

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by you by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to the other party except as provided in Section 5.

     SECTION 5.  Payment of Expenses.  The Company will pay all expenses
                 -------------------
incident to the performance of its obligations under this Agreement, including without limitation those related to (i) the filing of the Registration Statement and all amendments thereto, (ii) the printing and delivery to you, in such quantities as you may reasonably request, of copies of this Agreement, (iii) the preparation, issuance and delivery of the Certificates to you, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Certificates under securities and Blue Sky laws and the determination of the eligibility of the Certificates for investment in accordance with the provisions of Section 3(f) herein, including filing fees, and the fees and disbursements of your counsel in connection therewith and in connection with the preparation of any Blue Sky survey and legal investment survey, (vi) the printing and delivery to you, in such quantities as you may reasonably request, hereinafter stated, of copies of the Registration Statement and Prospectus and all amendments and supplements thereto, and of any

Blue Sky survey and legal investment survey, (vii) the printing and delivery to you, in such quantities as you may reasonably request, of copies of the Pooling and Servicing Agreement, (viii) the fees charged by investment rating agencies for rating the Certificates, (ix) the fees and expenses incurred in connection with the listing of the Certificates on any national securities ex-change, (x) the fees and expenses incurred with respect to the National Association of Securities Dealers, Inc., including the fees and disbursements of your counsel in connection therewith and (xi) the fees and expenses of the Trustee and its counsel.

     If this Agreement is terminated by you in accordance with the provisions of
Section 4 or Section 9(i) hereof, the Company shall reimburse you for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of your counsel.

     SECTION 6.  Indemnification.  (a) The Company agrees to indemnify and hold
                 ---------------
harmless the Underwriter and each controlling person thereof within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Act of 1934 (the "1934 Act") as follows:

                (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by you expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto);

                (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, if such settlement is effected with the written consent of the Company; and

               (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

     This indemnity agreement will be in addition to any liability which the Company may otherwise have. Insofar as this indemnity may permit indemnification for liabilities under the 1933 Act of any person who is a partner of the Underwriter entitled to indemnity hereby or who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and who, at the date of this Agreement, is a director, officer or controlling person of the Company, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement.

          (b) You agree to indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by you expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which you may otherwise have.

          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it with respect to which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     SECTION 7.  Contribution.  In order to provide for just and equitable
                 ------------
contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company on the one hand, and you, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and you in such proportions that you are responsible for that portion determined by multiplying the total amount of such losses, claims, damages and liabilities, including legal and other expenses, by a fraction, the numerator of which is (x) the excess of the aggregate public offering price of the Certificates (as expressed as a percentage of the initial aggregate principal amount of such Certificates) over the aggregate purchase price of the Certificates (as expressed as a percentage of the initial aggregate principal amount of such Certificates) and the denominator of which is (v) the aggregate public offering price of the Certificates (as expressed as a percentage of the initial aggregate principal amount of such Certificates) and the Company shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls you within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as you and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

     SECTION 8.  Representations, Warranties, Indemnities and Agreements to
                 ---------------------------------------------------------------
                 Survive Delivery.
                 ----------------
All representations, warranties, indemnities and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of the Underwriter or any controlling person thereof, or by or on behalf of the Company and shall survive delivery of any Certificates to the Underwriter.

     SECTION 9.  Termination of Agreement.  This Agreement may be terminated for
                 ------------------------
any reason at any time by either the Company or you upon the giving of thirty days' written notice of such termination to the other party hereto. You may also terminate this Agreement, immediately upon notice to the Company, at any time at or prior to the Closing Date (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement or Prospectus any change, or any development involving a prospective change in, or affecting, the condition, financial or otherwise, earnings, affairs or business of the Company whether or not arising in the ordinary course of business, which in your judgment would materially impair the market for, or the investment quality of, the Certificates, or (ii) if there has occurred any outbreak of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Certificates or enforce contracts for the sale of the Certificates, or (iii) if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended, or minimum or maximum prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, Minnesota or New York authorities. In the event of any such termination, the covenant set forth in Section 3(c), the provisions of Section 5, the indemnity agreement set forth in Section 6, the contribution provisions set forth in
Section 7 and the provisions of Sections 8 and 11 shall remain in effect.

     SECTION 10.  Notices.  All notices and other communications hereunder shall
                  -------
be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to you shall be directed to you at the address set forth on the first page hereof, attention:_______________. Notices to the Company shall be directed to Green Tree Financial Corporation, 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639, attention of the Secretary, with a copy to the Treasurer.

     SECTION 11.  Parties.  This Agreement shall inure to the benefit of and be
                  -------
binding upon you and the Company, and you and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives (to the extent of their rights as specified herein and therein) and for the benefit of no other person, firm or corporation. No purchaser of Certificates from you shall be deemed to be a successor by reason merely of such purchase.

     SECTION 12.  Governing Law and Time.  This Agreement shall be governed by
                  ----------------------
the laws of the State of New York. Specified times of day refer to New York City time.

     SECTION 13.  Counterparts.  This Agreement may be executed in counterparts,
                  ------------
each of which shall constitute an original of any party whose signature appears on it, and all of which shall together constitute a single instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and the Company in accordance with its terms.

                              Very truly yours,

                              GREEN TREE FINANCIAL CORPORATION


                              By:__________________________
                              Name:________________________
                              Title:_______________________


CONFIRMED AND ACCEPTED, as of
 the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
       INCORPORATED


By:____________________________
Name:__________________________
Title:_________________________

                                   EXHIBIT A

                         (FORM OF CONFIRMATION LETTER)

                         MERRILL LYNCH, PIERCE, FENNER
                              & SMITH INCORPORATED
                                  North Tower
                             World Financial Center
                            New York, New York 10281

                                                                  March __, 1994


Green Tree Financial Corporation
1100 Landmark Towers
345 St. Peter Street
St. Paul, Minnesota  55102
Attention:  Chief Financial Officer

Dear Sirs:

          Reference is made to that certain Underwriting Agreement, dated March __, 1994, between you and the undersigned with respect to Home Improvement Loan Trust 1994-A (the "Underwriting Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Underwriting Agreement.

          Pursuant to Section 2 of the Underwriting Agreement, you and the undersigned hereby confirm the following terms with respect to our purchase of
Certificates:

       Closing Date:  March __, 1994
       ------------

       Aggregate Principal Balance of Certificates:  $_____________
       -------------------------------------------

       Certificate Pass-Through Rate:    __%
       -----------------------------

       Purchase Price: ____% X $_____________
       --------------

                           = $_______________

       Accrued Interest:  $              X Pass-Through Rate X [number of days]
       ----------------   -----------------------------------------------------

                                           360
                           = $_____________.

       Total Purchase Price

          Plus Accrued Interest:  $____________.
          ---------------------

          [The undersigned represents to you that it has commitments from institutional investors to purchase the Certificates at a price that would not result in more than a de minimis amount of original issue discount, as that term
                      -- -------
is defined in the Internal Revenue Code of 1986, as amended.]

          Kindly acknowledge your agreement to the foregoing by signing and returning the enclosed extra copy of this letter.

                                    Very truly yours,

                                    MERRILL LYNCH, PIERCE, FENNER
                                    & SMITH INCORPORATED


                                    By:__________________________
                                    Printed Name:________________
                                    Its:_________________________

Accepted and agreed to this
____ day of March, 1994.

GREEN TREE FINANCIAL CORPORATION

By:_____________________________
Printed Name:___________________
Its:____________________________

                                   EXHIBIT B

   (1) Although we cannot guarantee the accuracy or completeness of the statements contained in the Registration Statement and the Prospectus, on the basis of conferences at which the Registration Statement and the Prospectus were discussed and revised, our examination of the documents referred to in the Registration Statement and the Prospectus, and our investigation forming the basis for the opinions being delivered to you on the date hereof, nothing has come to our attention that causes us to believe that, on the Effective Date, the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date (as defined below), the Prospectus (together with any supplement thereto) will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

   (2) The Registration Statement and any amendments thereto have become effective under the 1933 Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or threatened by the Commission;

   (3) The Registration Statement and the Prospectus, and each amendment thereof and supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder;

   (4) To the best knowledge of such counsel, there are no material contracts, indentures or documents of a character required to be described in the Registration Statement, as amended, or Prospectus or to be filed as exhibits to the Registration Statement, as amended, other than those described therein or filed or incorporated by reference as exhibits thereto;

   (5) The Certificates and the Pooling and Servicing Agreement conform in all material respects to the descriptions set forth in the Prospectus under the captions "Description of Certificates" and "The Pooling Agreement"; and

   (6) The statements in the Prospectus under the captions "Certain Legal Aspects of the Contracts; Repurchase Obligations," "Certain Federal Income Tax Consequences" and "ERISA Considerations", to the extent that they constitute matters of federal law or legal conclusions, are correct in all material respects.

     In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Trustee, the Company and public officials.